As filed with the Securities and Exchange Commission on June 9, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

RITTER PHARMACEUTICALS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	26-3474527
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Ritter Pharmaceuticals, Inc.

1880 Century Park East, Suite 1000

Los Angeles, CA 90067

(310) 203-1000
(Address of Principal Executive Offices)

RITTER PHARMACEUTICALS, INC. 2015 EQUITY INCENTIVE PLAN

(Full title of the plans)

Michael D. Step

Chief Executive Officer

Ritter Pharmaceuticals, Inc.

1880 Century Park East, Suite 1000

Los Angeles, CA 90067

(310) 203-1000
(Name, address and telephone number (including area code) of agent for service)

Copy to:

Michael Sanders, Esq.

Aron Izower, Esq.

Reed Smith LLP

1901 Avenue of the Stars

Suite 700

Los Angeles, CA 90067-6708

(310) 734-5200

(310) 734-5299 Facsimile

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.001 par value per share	838,000 shares	(1)	$0.61	(2)	$511,180	(2)	$59.25	(2)

(1) This Registration Statement covers, in addition to the number shares of Ritter Pharmaceuticals, Inc, common stock, $0.001 par value per share (“Common Stock”), stated above, an additional indeterminate number of shares that may be offered or issued pursuant to the Ritter Pharmaceuticals, Inc. 2015 Equity Incentive Plan (as amended, the “Plan”), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Pursuant to Rule 457(c) and 457(h) of the Securities Act, and solely for the purpose of calculating the amount of the registration fee, the proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low sales prices of the Common Stock on The NASDAQ Capital Market on June 7, 2017. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Registration Statement only.

EXPLANATORY NOTE

Ritter Pharmaceuticals, Inc. (the “Company”) is filing this Registration Statement on Form S-8 to register 838,000 additional shares of common stock, $0.001 par value per share (“Common Stock”), authorized for issuance under the Ritter Pharmaceuticals, Inc. 2015 Equity Incentive Plan (as amended, the “Plan”). On June 2, 2017, the stockholders of the Company approved an amendment to the Plan at the 2016 Annual Meeting of Stockholders, which, among other things, increased the number of shares that may be issued pursuant to awards under the Plan by 838,000 shares of Common Stock.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements filed by the Company with the Securities and Exchange Commission (the “Commission”) (File Nos. 333-207709 and 333-212062), with respect to securities offered pursuant to the Plan are hereby incorporated by reference, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission are hereby incorporated by reference into this Registration Statement:

(a) the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016 filed on February 27, 2017;

(b) the Company’s quarterly report on Form 10-Q for the fiscal period ended March 31, 2017 filed on May 9, 2017;

(c) the Company’s current reports on Form 8-K filed on January 17, 2017, March 13, 2017, March 29, 2017, May 9, 2017 and June 6, 2017; and

(d) the description of the Company’s Common Stock contained in the Company’ Registration Statement on Form 8-A (File No. 1-37428) filed on June 15, 2015, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated in this Item 8 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereto duly authorized, in the City of Los Angeles, State of California, on June 9, 2017.

RITTER PHARMACEUTICALS, INC.

By:	/s/ Michael D. Step
Michael D. Step
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Ritter Pharmaceuticals, Inc. hereby appoints Michael D. Step, Andrew J. Ritter and Ira E. Ritter, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, with full power to act alone, to sign on his or her behalf and in the capacity set forth below, any and all amendments and post-effective amendments and supplements to this Registration Statement on Form S-8 and to file each such amendment and post-effective amendment and supplements to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary or appropriate to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Step	Chief Executive Officer and Director (Principal Executive Officer)	June 9, 2017
Michael D. Step

/s/ Ellen Mochizuki	Vice President, Finance (Principal Financial and Accounting Officer)	June 9, 2017
Ellen Mochizuki

/s/ Ira E. Ritter	Executive Chairman, Chief Strategic Officer and Director	June 9, 2017
Ira E. Ritter

/s/ Andrew J. Ritter	President and Director	June 9, 2017
Andrew J. Ritter

/s/ Noah Doyle	Director	June 9, 2017
Noah Doyle

/s/ Matthew W. Foehr	Director	June 9, 2017
Matthew W. Foehr

/s/ Paul V. Maier	Director	June 9, 2017
Paul V. Maier

/s/ William M. Merino	Director	June 9, 2017
William M. Merino

/s/ Gerald T. Proehl	Director	June 9, 2017
Gerald T. Proehl

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Reed Smith LLP*

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Reed Smith LLP (contained in Exhibit 5.1 to this Registration Statement)*

24.1	Power of Attorney of certain Officers and Directors of the Company (contained on signature page to this Registration Statement)*

99.1	Ritter Pharmaceuticals, Inc. 2015 Equity Incentive Plan, as amended*

*Filed herewith